CONSENT OF INDEPENDENT AUDITORS


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form S-1 Registration Statement of Phoenix International Industries, Inc. our report for the year ended May 31, 1997 dated February 1, 1998, relating to the consolidated financial statements of Phoenix International Industries, Inc., and Subsidiaries, which appear in such Form S-1.


/s/Leon P. Wilde

Leon P. Wilde
Certified Public Accountant

Boynton Beach, Florida
July 17, 2000